UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

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Securities Exchange Act of 1934

(Amendment No. )

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SECURIAN FUNDS TRUST

(Name of Registrant as Specified in its Charter)

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SECURIAN FUNDS TRUST

SFT MACQUARIE GROWTH FUND

(FORMERLY SFT DELAWARE IVYSM GROWTH FUND)

SFT MACQUARIE SMALL CAP GROWTH FUND

(FORMERLY SFT DELAWARE IVYSM SMALL CAP GROWTH FUND)

C/O SECURIAN ASSET MANAGEMENT, INC.

400 ROBERT STREET NORTH

ST. PAUL, MINNESOTA 55101-2098

January 8, 2026

Dear Beneficial Owner:

The enclosed information statement contains important information about a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between Securian Asset Management, Inc. (the “Adviser”) and Nomura Investments Fund Advisers (“NIFA”), a series of Nomura Investment Management Business Trust, with respect to the SFT Macquarie Growth Fund (formerly known as the SFT Delaware IvySM Growth Fund) and the SFT Macquarie Small Cap Growth Fund (formerly known as the SFT Delaware IvySM Small Cap Growth Fund) (each a “Fund” and collectively, the “Funds”), each a series of Securian Funds Trust (the “Trust”). On December 1, 2025, Nomura Holdings Inc. announced that its subsidiary, Nomura Holding America Inc. (“NHA”), completed an acquisition of Macquarie Asset Management’s U.S. and European public investments business, comprising equities, fixed income, and multi-asset investment strategies (the “Transaction”). As a part of the Transaction, NHA acquired Macquarie Management Holdings, Inc., of which Delaware Investments Fund Advisers (“DIFA”), the Funds’ previous investment sub-adviser, is a direct wholly owned subsidiary.

The Transaction constituted a change of control of DIFA. As a result of the change of control, and pursuant to the Investment Company Act of 1940, as amended, the previous sub-advisory agreement between the Adviser and DIFA with respect to the Funds was automatically terminated. On October 30, 2025, the Board of Trustees of the Trust (the “Board”), including the majority of independent trustees, unanimously voted to approve the New Sub-Advisory Agreement, which took effect as of December 1, 2025.

The Board approved the New Sub-Advisory Agreement upon the recommendation of the Adviser. The Adviser’s recommendation was based on several factors, including: the New Sub-Advisory Agreement contains terms that are substantively identical to the terms in the previous sub-advisory agreement; and the Transaction and resulting change in control had no impact on the portfolio management teams primarily responsible for the day-to-day management of the Funds’ investments.

The Board took this action pursuant to an exemptive order received by the Trust and the Adviser from the U.S. Securities and Exchange Commission that permits the Board to approve a change in the Funds’ sub-adviser, upon recommendation of the Adviser, without shareholder approval.

As the owner of a variable life insurance or variable annuity contract, you are an indirect participant in a Fund. Accordingly, we are providing you with the attached information statement to inform you of the changes to your Fund(s). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,
Suzette Huovinen
President, Securian Funds Trust

SECURIAN FUNDS TRUST

SFT MACQUARIE GROWTH FUND

(FORMERLY SFT DELAWARE IVYSM GROWTH FUND)

SFT MACQUARIE SMALL CAP GROWTH FUND

(FORMERLY SFT DELAWARE IVYSM SMALL CAP GROWTH FUND)

C/O SECURIAN ASSET MANAGEMENT, INC.

400 ROBERT STREET NORTH

ST. PAUL, MINNESOTA 55101-2098

JOINT INFORMATION STATEMENT

INTRODUCTION

This information statement is being provided to you on behalf of the Board of Trustees (the “Board”) of Securian Funds Trust (the “Trust”) by Minnesota Life Insurance Company (“Minnesota Life”) and Securian Life Insurance Company (“Securian Life”, and collectively with Minnesota Life, the “Minnesota Life Companies”). The SFT Macquarie Growth Fund (formerly known as the SFT Delaware IvySM Growth Fund) and the SFT Macquarie Small Cap Growth Fund (formerly known as the SFT Delaware IvySM Small Cap Growth Fund) (each a “Fund” and collectively, the “Funds”) issue and sell their shares to the separate accounts of the Minnesota Life Companies. The separate accounts hold shares of mutual funds, including the Funds, which serve as investment allocation options under variable life insurance policies or variable annuity contracts (each, a “Variable Contract”) issued by the Minnesota Life Companies. You are receiving this information statement because, as the owner of a Variable Contract, you are an indirect participant in a Fund.

At a meeting of the Board held on October 30, 2025, the Board considered a recommendation by Securian Asset Management, Inc. (the “Adviser”), the investment adviser to the Funds, to approve a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between the Adviser and Nomura Investments Fund Advisers (“NIFA”), a series of Nomura Investment Management Business Trust (“NIMBT”), with respect to the Funds. On December 1, 2025, Nomura Holdings Inc. (“NHI”) announced that its subsidiary, Nomura Holding America Inc. (“NHA”), completed an acquisition of Macquarie Management Holdings, Inc., the parent company of

Macquarie Investment Management Business Trust (“MIMBT”) (the “Transaction”). DIFA, the previous investment sub-adviser to the Funds, is a series of MIMBT.

The Transaction constituted a change of control of DIFA. As a result of the change of control and pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), the previous sub-advisory agreement between the Adviser and DIFA with respect to the Funds (the “Previous Sub-Advisory Agreement” and collectively with the New Sub-Advisory Agreement, the “Sub-Advisory Agreements”) automatically terminated. On October 30, 2025, the Board, including the majority of independent trustees, voted unanimously to approve the New Sub-Advisory Agreement, which took effect as of December 1, 2025. The Transaction and resulting change in control had no impact on the existing portfolio management teams primarily responsible for the day-to-day management of the Funds’ investments.

The Board approved the New Sub-Advisory Agreement without shareholder approval pursuant to an exemptive order received by the Trust and the Adviser from the U.S. Securities and Exchange Commission (“SEC”). The exemptive order permits the Board, upon recommendation of the Adviser, to hire new sub-advisers, to make certain other changes to existing sub-advisory agreements or continue the employment of an investment sub-adviser after an event which would otherwise cause the automatic termination of services (such as a change in control of the sub-adviser) without shareholder approval.

Pursuant to the terms of the exemptive order, this information statement is being provided to certain Variable Contract owners who, by virtue of their ownership of a Variable Contract, beneficially owned shares of a Fund at the close of business on January 8, 2026. This information statement describes the circumstances surrounding the Board’s approval of the New Sub-Advisory Agreement and provides you with an overview of the terms of the New Sub-Advisory Agreement. This information statement is being first sent to Variable Contract owners on or about January 18, 2026. You do not need to take any action; this statement is provided for information only.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

Securian Funds Trust

The Trust is a Delaware statutory trust, organized on July 8, 2011. Each fund in the Trust operates as a no-load, open-end management investment company. The Trust is a series fund, which means that it has several different portfolios. On May 1, 2012, the Trust adopted and amended the registration statement of Advantus Series Fund, Inc. (the “Series Fund”) as filed with the SEC, pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”) approved by both the Board of Directors of the Series Fund and the Board of the Trust on July 28, 2011 and approved by the majority of the shareholders of each portfolio of the Series Fund on October 21, 2011. Pursuant to the Plan of Reorganization, each portfolio of the Series Fund was reorganized into a separate fund of the Trust, effective as of May 1, 2012.

Currently, shares of the Trust, including shares of the Funds, are sold exclusively to the separate accounts of Minnesota Life and Securian Life, both of which are Minnesota corporations. The separate accounts, which are the owners of the shares of the Trust, invest in the shares of the Funds in accordance with instructions received from the owners of the Variable Contracts issued by the Minnesota Life Companies. Minnesota Life and Securian Life, a subsidiary of Minnesota Life, through their separate accounts which fund the Variable Contracts, owned one hundred percent (100%) of the shares outstanding of the Funds as of January 8, 2026. Minnesota Life is a controlling person of the Funds and the Trust, and through its ownership of shares of the Funds in the Trust, may elect all the Trustees of the Trust and approve other Trust and Fund actions. The address for the Minnesota Life Companies is 400 Robert Street North, St. Paul, Minnesota 55101-2098.

Securian Asset Management, Inc.

The investment adviser to the Funds is Securian Asset Management, Inc. The Adviser has been the investment adviser and manager of the Funds since May 1, 2014. The Adviser serves as investment adviser and manager of the Funds pursuant to the Investment Advisory

Agreement (defined below) by and between the Adviser and the Trust, which is periodically considered for approval by the Board or shareholders of the Funds. The address of the Adviser is 400 Robert Street North, St. Paul, Minnesota 55101-2098.

The Adviser was incorporated in Minnesota on June 3, 1994, and is an affiliate of the Minnesota Life Companies. All of the shares of the voting stock of Minnesota Life and Securian Life are owned by a second tier intermediate stock holding company named Securian Financial Group, Inc. (“SFG”), which in turn is a wholly-owned subsidiary of a first-tier intermediate stock holding company, Securian Holding Company, which in turn is a wholly-owned subsidiary of the ultimate parent, Minnesota Mutual Companies, Inc. The Adviser is also a wholly-owned subsidiary of SFG.

The Adviser acts as investment adviser and manager of the Funds under an investment advisory agreement by and between the Adviser and the Trust, dated May 1, 2012, as subsequently amended from time to time (the “Investment Advisory Agreement”). The Investment Advisory Agreement was last approved by the Board, including by a majority of the independent trustees, on February 27, 2025.

The Investment Advisory Agreement terminates automatically in the event of assignment. In addition, the Investment Advisory Agreement is terminable at any time, without penalty, by the Board or by vote of a majority of a Fund’s outstanding voting securities on sixty (60) days’ written notice to the Adviser with respect to that Fund, and by the Adviser on sixty (60) days’ written notice to a Fund. Unless sooner terminated, the Investment Advisory Agreement shall continue in effect only so long as such continuance is specifically approved at least annually either by the Board or by a vote of a majority of the outstanding voting securities, provided that in either event, such continuance is also approved by the vote of a majority of the directors who are not interested persons of any party to the Investment Advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of any continuance of the Investment Advisory Agreement shall be effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance, notwithstanding that such continuance may not have been approved by a majority of the outstanding voting securities of the Fund.

The Trust and the Adviser have obtained an exemptive order from the SEC which permits the Adviser to employ a “manager of managers” strategy in connection with its management of the Funds. The exemptive order permits the Adviser, subject to certain conditions, to select new investment sub-advisers with the approval of the Board, but without obtaining shareholder approval. The order also permits the Adviser to change the terms of agreements with the investment sub-advisers or continue the employment of an investment sub-adviser after an event which would otherwise cause the automatic termination of services (such as a change in control of the sub-adviser). Shareholders are notified of any investment sub-adviser changes. Shareholders have the right to terminate arrangements with an investment sub-adviser by vote of a majority of the outstanding shares of a Fund. The Adviser has the ultimate responsibility for the investment performance of each Fund employing investment sub-advisers due to its responsibility to oversee the investment sub-advisers and recommend their hiring, termination and replacement.

Principal Underwriter and Administrator

The principal underwriter for the Trust and the Funds is Securian Financial Services, Inc. (“Securian Financial”), an affiliate of the Adviser. During the most recent fiscal year ended December 31, 2025, the SFT Macquarie Growth Fund (formerly the SFT Delaware IvySM Growth Fund) and the SFT Macquarie Small Cap Growth Fund (formerly the SFT Delaware IvySM Small Cap Growth Fund) paid Securian Financial $1,582,739 and $395,198, respectively, for distribution services provided to the Funds in accordance with the Trust’s plan of distribution. Securian Financial will continue to provide these distribution services to the Funds.

SFG serves as administrative services agent to the Trust and the Funds. Administrative services provided to the Trust and the Funds by SFG include accounting oversight, financial reporting, legal and other administrative services. During the most recent fiscal year ended December 31, 2025, the SFT Macquarie Growth Fund (formerly the

SFT Delaware IvySM Growth Fund) and the SFT Macquarie Small Cap Growth Fund (formerly the SFT Delaware IvySM Small Cap Growth Fund) each paid $38,674 for administrative services provided to the Fund. SFG will continue to provide these administrative services to the Funds.

The address of both Securian Financial and SFG is 400 Robert Street North, St. Paul, Minnesota 55101-2098.

Investment Sub-Adviser

Approval of the New Sub-Advisory Agreement

At a meeting of the Board held on October 30, 2025, the Adviser recommended that the Board approve the New Sub-Advisory Agreement so the individuals primarily responsible for the day-to-day portfolio management of the Funds’ investments would continue to serve as the portfolio managers for the Funds. At the October 30th meeting, the Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act, subsequently approved the New Sub-Advisory Agreement to be effective December 1, 2025, the same day the Transaction closed. Pursuant to the “manager of managers” exemptive order received by the Funds and the Adviser, neither the Previous Sub-Advisory Agreement nor the New Sub-Advisory Agreement have been or will be submitted to a vote of security holders.

Nomura Investments Fund Advisers

NIFA is a series of Nomura Investment Management Business Trust (“NIMBT”), a Delaware statutory trust which is registered with the SEC as an investment adviser. NIFA is a wholly owned subsidiary of Nomura Holdings, Inc., a publicly traded Japanese company. Nomura Asset Management is part of the Investment Management Division of the Nomura Group, providing integrated public and private market asset management services across equities, fixed income, private credit and multi-asset solutions to intermediary and institutional clients. Nomura Asset Management primarily operates through several distinct investment managers, which include NIMBT and its NIFA series. NIFA’s principal business address is 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106-2354.

The following funds have investment policies and strategies similar to those of SFT Macquarie Growth Fund (formerly SFT Delaware IvySM Growth Fund): Penn Series Large Cap Growth; Nomura Large Cap Growth Fund; Nomura VIP Growth Series; and Nomura VIP Growth Equity Series. Additionally, the following funds have investment policies and strategies similar to those of SFT Macquarie Small Cap Growth Fund (SFT Delaware IvySM Small Cap Growth Fund): Nomura Small Cap Growth Fund and Nomura VIP Small Cap Growth Series. The Penn Series Large Cap Growth Fund is managed by NIFA. The remaining funds below are managed by Delaware Management Company (“DMC”), a series of NIMBT. The size of the funds and the effective rate of DIFA’s or DMC’s compensation with respect to those funds is as follows:

		Effective Advisory Fee Rate

Fund Name	Market Value ($ Millions)*	Rate
Penn Series Large Cap Growth	$138.9	0.30%
Nomura Large Cap Growth Fund	$8,005.7	0.59%[1]
Nomura VIP Growth Series	$525.2	0.70%
Nomura VIP Growth Equity Series	$122.1	0.65%
Nomura Small Cap Growth Fund	$1,101.5	0.85%[1]
Nomura VIP Small Cap Growth Series	$195.6	0.85%[1]

*	Market Value as of September 30, 2025.

1

The investment manager, DMC, has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses (excluding any 12b-1 fees, acquired fund fees and expenses, taxes, interest, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and non-routine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) to the following effective advisory fee rates: 0.50% for Nomura Large Cap Growth Fund; 0.67% for Nomura Small Cap Growth Fund; and 0.80% for Nomura VIP Small Cap Growth Series.

Executive Officers and Directors of NIFA

NAME	TITLE

Shawn K. Lytle	President/Chief Executive Officer/Managing Director
Gregory A. Gizzi	Executive Vice President/Head of Fixed Income and Municipal Bonds/Managing Director
David F. Connor	Senior Vice President/General Counsel/Secretary/Managing Director
Marty Wolin	Senior Vice President/Chief Compliance Officer/Anti-Money Laundering Officer/Managing Director
Richard Salus	Senior Vice President/Global Head of Fund Services/Managing Director
Michael F. Capuzzi	Senior Vice President/U.S. Chief Operations Officer/Managing Director
Gregory Ito	Treasurer/Managing Director

Bradley M. Klapmeyer, Managing Director and Senior Portfolio Manager, and Brad Angermeier, Managing Director and Senior Portfolio Manager, serve as the primary portfolio managers for the SFT Macquarie Growth Fund (formerly the SFT Delaware IvySM Growth Fund), and Timothy J. Miller, Managing Director and Senior Portfolio Manager, Kenneth G. McQuade, Managing Director and Senior Portfolio Manager, and Joshua Brown, Managing Director, Portfolio Manager and Senior Equity Analyst, serve as the primary portfolio managers for the SFT Macquarie Small Cap Growth Fund (formerly the SFT Delaware IvySM Small Cap Growth Fund). The address of each executive officer and/or director of NIFA is c/o NIFA, 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106-2354.

INVESTMENT SUB-ADVISORY AGREEMENT

Information Concerning the New Sub-Advisory Agreement

The New Sub-Advisory Agreement was required solely because the Transaction constituted a change of control and resulted in DIFA changing its name to NIFA. Accordingly, the New Sub-Advisory

Agreement is substantively identical in all material respects to the Previous Sub-Advisory Agreement, except for:

•	A change in the effective date (the Previous Sub-Advisory Agreement was effective May 3, 2021; the New Sub-Advisory Agreement became effective on December 1, 2025); and

•	The name of the sub-adviser (the name of the previous sub-adviser was DIFA and the name of the new sub-adviser is NIFA).

The New Sub-Advisory Agreement requires NIFA to perform the same services as it provided under the Previous Sub-Advisory Agreement. Accordingly, the Funds will receive the services that are substantively identical under the New Sub-Advisory Agreement to those it received from DIFA under the Previous Sub-Advisory Agreement.

The New Sub-Advisory Agreement provides that, within the framework of the investment objectives, policies and restrictions of the Funds and applicable law, and subject to the supervision of the Adviser and the Board, NIFA is granted discretion to formulate and implement an overall program for managing the investment of the assets of the Funds and to take such steps as are necessary to implement the investment program by purchase and sale of securities.

The New Sub-Advisory Agreement requires the Adviser to arrange with the Funds’ custodian to have at least one (1) short-term investment fund available which NIFA agrees to use for short-term investment of cash, subject to limitations under the 1940 Act. Under the New Sub-Advisory Agreement, NIFA is responsible for the management of cash, and NIFA is required to manage cash in full compliance with any applicable restrictions, including limitations under the 1940 Act.

The New Sub-Advisory Agreement states that the Adviser may, on occasion, enter into agreements for directed brokerage with certain brokers, and NIFA agrees to follow the Adviser’s direction regarding such directed brokerage. Otherwise, the New Sub-Advisory

Agreement provides that, in placing orders or directing the placement of orders for the execution of portfolio transactions, NIFA is authorized to select brokers and dealers for the execution of the Funds’ transactions. In selecting such brokers or dealers, NIFA is authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance NIFA’s investment research and portfolio management capability generally. NIFA also may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if NIFA determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker, viewed in terms either of the Funds or NIFA’s overall responsibilities to NIFA’s discretionary accounts.

NIFA is required to provide reports to the Adviser or the Board concerning the investment activity and portfolio composition of the Funds in such form and at such intervals as the Adviser or the Board may from time-to-time reasonably request. The New Sub-Advisory Agreement requires NIFA to use the same skill and care in providing services to the Funds as it uses in providing services to other fiduciary accounts for which it has investment responsibility.

The New Sub-Advisory Agreement allows NIFA, to the extent permitted by applicable law, and subject to certain conditions, to aggregate the purchase or sale of securities in order to obtain the best execution or lower brokerage commissions and to allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner NIFA considers to be the most equitable and consistent with its fiduciary obligations to the Funds and its other customers.

The New Sub-Advisory Agreement requires NIFA to pay all of its own expenses incurred in connection with its activities under the New Sub-Advisory Agreement; however, all brokerage and custodial expenses relating to the operation of the Funds are to be borne by the Funds.

On October 30, 2025, the New Sub-Advisory Agreement was unanimously approved by the Board, including a majority of the Trustees who are not “interested persons” within the meaning of the

1940 Act, at a regularly scheduled meeting of the Board called for the purposes of voting on such approval. The New Sub-Advisory Agreement provides for an initial term of two (2) years from the effective date of the agreement, which is December 1, 2025. The agreement is then renewed for successive annual terms, provided that such continuance is specifically approved at least annually by a vote of the holders of the majority of the outstanding voting securities of the Funds or by a vote of the majority of the Board, and provided further that in either event the continuance is also approved by a majority of the Trustees who are not “interested persons” within the meaning of the 1940 Act, by vote cast at a meeting called for the purpose of voting on such approval.

The New Sub-Advisory Agreement may be terminated at any time without payment of penalty by the Board or by a vote of a majority of the outstanding voting securities of a Fund on sixty (60) days’ prior written notice to NIFA, or by the Adviser or NIFA upon sixty (60) days’ prior written notice to the other. The New Sub-Advisory Agreement terminates automatically in the event of its assignment or upon any termination of the Investment Advisory Agreement between the Funds and the Adviser. The New Sub-Advisory Agreement may be modified only by mutual written agreement by the parties thereto.

The New Sub-Advisory Agreement generally provides that NIFA and its officers, directors, employees or agents are not subject to liability for acts or omissions as sub-adviser to the Funds, except for losses resulting from willful misfeasance, bad faith, or gross negligence. Notwithstanding the foregoing, if a higher standard of care is imposed by applicable law, such standard will apply under the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement provides that for the services rendered, the facilities furnished, and the expenses assumed by NIFA, the Adviser (out of its fees received from the Funds, in accordance with the terms of the Investment Advisory Agreement between the

Adviser and the Funds) will pay NIFA an annual sub-advisory fee, the current effective rate of which is as follows:

SFT Macquarie Growth Fund (formerly SFT Delaware IvySM Growth Fund)

Average Daily Net Assets	Effective Rate
$650 million	0.34%

SFT Macquarie Small Cap Growth Fund (formerly SFT Delaware IvySM Small Cap Growth Fund)

Average Daily Net Assets	Effective Rate
$160 million	0.54%

The sub-advisory fee is accrued daily and paid to NIFA quarterly.

Advisory and Sub-Advisory Fees

For the fiscal year ended December 31, 2024, the SFT Macquarie Growth Fund (formerly the SFT Delaware IvySM Growth Fund) and the SFT Macquarie Small Cap Growth Fund (formerly the SFT Delaware IvySM Small Cap Growth Fund) paid the Adviser $4,057,709 and $1,343,672, respectively, for advisory services to the Funds.

For the fiscal year ended December 31, 2024, the Adviser (out of its fees received from the Fund) paid DIFA $2,174,241 and $854,950 for sub-advisory services to the SFT Macquarie Growth Fund (formerly the SFT Delaware IvySM Growth Fund) and the SFT Macquarie Small Cap Growth Fund (formerly the SFT Delaware IvySM Small Cap Growth Fund), respectively.

Investment Processes

There will be no material changes to the Funds’ investment objectives or processes in connection with the New Sub-Advisory Agreement. That information is summarized here.

SFT Macquarie Growth Fund (formerly SFT Delaware IvySM Growth Fund)

The Fund’s investment objective remains to provide growth of capital. The Fund seeks to achieve its objective by investing primarily in a portfolio of common stocks issued by large capitalization, growth-oriented companies that NIFA believes have a competitively advantaged business model, thereby eluding competition, and have the ability to sustain growth over the long term beyond investors’ expectations. Under normal circumstances, the Fund invests at least eighty percent (80%) of its net assets in large capitalization companies, which typically are companies with market capitalizations of at least $10 billion at the time of acquisition. Growth-oriented companies are those whose earnings NIFA believes are likely to grow faster than the economy. The Fund is non-diversified, meaning that it may invest a significant portion of its total assets in a limited number of issuers.

In selecting securities for the Fund, NIFA begins its investment process by screening large-capitalization companies based on profitability (capital returns and margins) and growth (sales and earnings), while simultaneously utilizing fundamental analysis to assess any unique business attributes that validate those financial characteristics. NIFA uses a bottom-up (researching individual issuers) strategy in selecting securities for the Fund. NIFA seeks to invest for the Fund in companies that it believes possess a structural competitive advantage or durable market leadership position. NIFA looks for companies which serve large, addressable markets with a demonstrated ability to sustain unit growth and high profitability. NIFA also seeks to invest in companies that it believes have improving growth prospects or improving levels of profitability and returns.

A competitively advantaged business model can be defined by such factors as: brand loyalty, proprietary technology, cost structure, scale, exclusive access to data, or distribution advantages. Other factors considered include strength of management; ESG characteristics; level of competitive intensity; return of capital; strong balance sheets and cash flows; the threat of substitute products; and the interaction and bargaining power between a company, its customers, suppliers, and competitors. NIFA’s process for selecting stocks is based primarily on fundamental research, but does utilize quantitative analysis during the screening process.

From a quantitative standpoint, NIFA concentrates on the level of profitability, capital intensity, cash flow and capital allocation measures, as well as earnings growth rates and valuations. NIFA’s fundamental research effort tries to identify those companies that it believes possess a sustainable competitive advantage, an important characteristic which typically enables a company to generate above-average levels of profitability and the ability to sustain growth over the long-term. The Fund typically holds a limited number of stocks (generally 35 to 50).

Many of the companies in which the Fund may invest have diverse operations, with products or services in foreign markets. Therefore, the Fund may have indirect exposure to various foreign markets through investments in these companies, even if the Fund is not invested directly in such markets.

In general, NIFA may sell a security when, in NIFA’s opinion, a company experiences deterioration in its growth and/or profitability characteristics, or a fundamental breakdown of its sustainable competitive advantages. NIFA also may sell a security if it believes that the security no longer presents sufficient appreciation potential; this may be caused by, or be an effect of, changes in the industry or sector of the issuer, loss by the company of its competitive position, poor execution by management, the threat of technological disruption and/or poor use of resources. NIFA also may sell a security to reduce the Fund’s holding in that security, to take advantage of what it believes are more attractive investment opportunities or to raise cash.

SFT Macquarie Small Cap Growth Fund (formerly SFT Delaware IvySM Small Cap Growth Fund)

The Fund’s investment objective remains to provide growth of capital. The Fund seeks to achieve its objective by investing, under normal circumstances, at least eighty percent (80%) of its net assets in common stocks of small capitalization companies. For the purposes of this Fund, small capitalization companies typically are companies with market capitalizations similar to those of issuers included in the

Russell 2000 Growth Index over the last thirteen (13) months at the time of acquisition. As of December 31, 2024, this range of market capitalizations was between approximately $10.1 million and $45.7 billion. The Fund emphasizes smaller companies positioned in new or emerging industries where NIFA believes there is opportunity for higher growth than in established companies or industries. The Fund’s investments in equity securities may include common stocks that are offered in initial public offerings (IPOs).

NIFA utilizes a bottom-up (researching individual issuers) stock picking process that considers quality of management and superior financial characteristics (e.g., return on assets, return on equity, operating margin) in its search for companies, thereby focusing on what it believes are higher-quality companies with sustainable growth prospects. NIFA seeks companies that it believes exhibit successful and scalable business models by having one or more of the following characteristics: serving markets that are growing at rates substantially in excess of the average industry and/or the general economy; a company that is a leader in its industry and that possesses an identifiable competitive advantage; that features strong and effective management; that demonstrates a strong commitment to shareholders; that is serving a large and/or fast-growing market opportunity; that is experiencing upward margin momentum, a growth in earnings, growth in revenue and sales and/or positive cash flows; that is increasing market share and/or creating increasing barriers to entry, either through technological advancement, marketing, distribution or some other innovative means; or that emphasizes organic growth. NIFA believes that such companies generally have a replicable business model that allows for sustained growth.

Generally, in determining whether to sell a security, NIFA uses the same type of analysis that it uses in buying securities. For example, NIFA may sell a security if it believes that the stock no longer offers significant growth potential, which may be due to a change in the business or management of the company or a change in the industry or sector of the company. NIFA also may sell a security to reduce the Fund’s holding in that security, if its analysis reveals evidence of a meaningful deterioration in operating trends, if it anticipates a decrease in the company’s ability to grow, if it loses confidence in the management of the company and/or the company’s founder departs, to take advantage of what it believes are more attractive investment opportunities or to raise cash.

Board Consideration of the New Sub-Advisory Agreement

At a meeting of the Board held on October 30, 2025, the Board considered the Adviser’s recommendation to approve the New Sub-Advisory Agreement between the Adviser and NIFA with respect to the Funds, effective as of December 1, 2025. At the meeting, the Board reviewed materials furnished by the Adviser and by NIFA pertaining to NIFA and the New Sub-Advisory Agreement. The Board also received materials and other information regarding the Transaction from NIFA and NHA.

The Adviser, as manager of all of the funds of the Trust, is charged with researching and recommending sub-advisers for the Funds. The Adviser has adopted policies and procedures to assist it in the process of analyzing each sub-adviser with expertise in particular asset classes for purposes of making the recommendation that a specific investment adviser be selected. The Board reviews and considers the information provided by the Adviser in deciding which investment advisers to approve. The Trustees also receive frequent updates on industry and regulatory developments and best practices. After an investment adviser becomes a sub-adviser, a similarly rigorous process is instituted by the Adviser to monitor the investment performance and other responsibilities of the sub-adviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Funds’ sub-adviser, the Adviser previously completed a review of the current portfolio managers’ management of the Funds. The Adviser’s review and evaluation focused primarily on the performance of the Funds.

The Board, including a majority of the independent Trustees, with the assistance of independent counsel to the independent Trustees, considered whether to approve the New Sub-Advisory Agreement in light of its experience in governing the Funds and working with the Adviser and the Funds’ portfolio managers on matters relating to the Funds. The independent Trustees are those Trustees who are not “interested persons” of the Trust or the Funds within the meaning of the 1940 Act, and are not employees of or affiliated with the Trust, Funds, the Adviser, NIFA or NHA.

Prior to voting, the Board reviewed the Adviser’s recommendation that it approve the New Sub-Advisory Agreement with independent legal counsel and received from such counsel an oral summary of the legal standards for consideration of the proposed approval.

In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the New Sub-Advisory Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations.

The Trustees reviewed the terms of the New Sub-Advisory Agreement. In reaching their determination with respect to the approval of the New Sub-Advisory Agreement, the Trustees met in private session with independent legal counsel at which no representatives of the Adviser, NIFA, NHA or their respective affiliates were present.

In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and each Trustee may have attributed different weights to the various factors. The Trustees evaluated all information available to them regarding the Funds.

The material factors and conclusions that formed the basis for the Trustees’ approval of the New Sub-Advisory Agreement (including the appropriateness of the fees payable to NIFA by the Adviser thereunder) were separately discussed by the Trustees. The Trustees determined that the proposed arrangements between the Funds and NIFA, as provided in the New Sub-Advisory Agreement, are fair and reasonable in light of the services proposed to be performed, expenses incurred and such other matters as the Trustees considered relevant in the exercise of their reasonable judgment.

The Board determined that the New Sub-Advisory Agreement was reasonable and in the best interests of the Funds and approved NIFA as the Funds’ new sub-adviser, effective as of December 1, 2025. The Board’s decision to approve the New Sub-Advisory Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment advisers and sub-advisers and the approval of advisory and sub-advisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board’s conclusions regarding each factor.

The nature, extent, and quality of services proposed to be provided by NIFA

In deciding to approve NIFA to continue as the Funds’ sub-adviser, the Board considered that the same portfolio managers who currently manage the Funds would remain employed by NIFA after the Transaction, and would continue to manage the Funds in the identical fashion going forward.

In reviewing the other various matters listed above, the Board concluded that NIFA is a recognized firm capable of competently managing the Funds; that the nature, extent, and quality of services that NIFA provides following the completion of the Transaction are expected to be at a level at least equal to the services currently that it currently provides; that the services contemplated by the New Sub-Advisory Agreement are substantively identical to those provided under the Previous Sub-Advisory Agreement; and that the New Sub-Advisory Agreement is substantially the same as the Previous Sub-Advisory Agreement.

The investment performance of NIFA

The Board noted that the current portfolio managers would continue to manage the Funds; accordingly, the Board considered the past performance of the Funds and concluded that, on the basis of the information presented, NIFA would be able to provide acceptable performance going forward following the completion of the Transaction.

The costs of services to be provided and profits to be realized by NIFA from its relationship with the Funds

The Board did not consider NIFA’s projected profitability as this is a continuation of an existing sub-advisory relationship for the Funds. However, the Board noted that under the New Sub-Advisory Agreement, NIFA would charge the Adviser the same fee that DIFA charged under the Previous Sub-Advisory Agreement. The Board also noted that fees that the Adviser would pay to NIFA will be paid out of the advisory fees it receives from the Funds and that the fees payable by shareholders of the Funds will not change. Based upon its review, the Board concluded that the fees proposed to be paid to NIFA were reasonable.

The extent to which economies of scale would be realized as the Funds grow, and whether fee levels reflect these economies of scale

The Board noted that the fee schedules in the Sub-Advisory Agreements are identical to those in the Previous Sub-Advisory Agreement and contain “breakpoints” to reduce the fee rate based upon the size of the Funds’ assets. Based on the foregoing, the Trustees unanimously concluded that approving the New Sub-Advisory Agreement was in the best interest of the Funds and their shareholders.

Brokerage Transactions

For the year ended December 31, 2024, the SFT Macquarie Growth Fund (formerly the SFT Delaware IvySM Growth Fund) and the SFT Macquarie Small Cap Growth Fund (formerly the SFT Delaware IvySM Small Cap Growth Fund), paid $17,167 and $118,211 in brokerage fees, respectively.

Affiliated Brokerage Commissions

During the year ended December 31, 2024, the Funds paid no commissions to any Affiliated Broker. As defined in rules under the Securities Exchange Act of 1934, an “Affiliated Broker” is a broker that is affiliated with the Trust, the Fund, the Adviser, or NIFA.

RECORD OF OUTSTANDING SHARES

The number of shares of the Fund outstanding at the close of business on January 8, 2026, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund, and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by the Minnesota Life Companies. At January 8, 2026, the officers and trustees of the Trust, as a group, beneficially owned less than one percent (>1.0%) of the outstanding shares of the Funds, and Minnesota Life and Securian Life, for itself and through its separate accounts, were the only shareholders of the Funds. To the best knowledge of the Trust, no person other than Minnesota Life or Securian Life owned, of record or beneficially, five percent (5%) or more of the outstanding shares of the Funds as of January 8, 2026. Information as of January 8, 2026, with regard to Minnesota Life and Securian Life’s ownership of the Funds is provided below:

Fund	Shares Outstanding	Shares Owned by Minnesota Life	Percent of Outstanding Shares Owned by Minnesota Life
SFT Macquarie Growth Fund	12,705,825	12,687,608	99.9%
SFT Macquarie Small Cap Growth Fund	5,817,577	5,817,495	100.0%

Fund	Shares Outstanding	Shares Owned by Securian Life	Percent of Outstanding Shares Owned by Securian Life
SFT Macquarie Growth Fund	12,705,825	18,217	0.1%
SFT Macquarie Small Cap Growth Fund	5,817,577	82	0.0%

REPORTS AVAILABLE

The Fund will furnish, without charge, a copy of its most recent annual report to shareholders and its most recent semi-annual report to shareholders succeeding such annual report, if available, to a Variable Contract owner upon request. Such requests should be directed to Minnesota Life Insurance Company, 400 Robert Street North, St. Paul, Minnesota 55101-2098, if made by mail, and to (800) 643-5728, if made by telephone.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than one hundred twenty (120) days prior to the date proxy statements are mailed to shareholders.